REPORT OF
INDEPENDE
NT
REGISTERED
PUBLIC
ACCOUNTIN
G FIRM

To the
Trustees and
Shareholders
of Eaton
Vance Tax-
Advantaged
Dividend
Income Fund:

In planning
and
performing
our audit of
the financial
statements of
Eaton Vance
Tax-
Advantaged
Dividend
Income Fund
(the "Fund")
as of and for
the year
ended August
31, 2015, in
accordance
with the
standards of
the Public
Company
Accounting
Oversight
Board (United
States), we
considered
the Fund's
internal
control over
financial
reporting,
including
controls over
safeguarding
securities, as
a basis for
designing our
auditing
procedures
for the
purpose of
expressing
our opinion
on the
financial
statements
and to
comply with
the
requirements
of Form N-
SAR, but not
for the
purpose of
expressing an
opinion on
the
effectiveness
of the Fund's
internal
control over
financial
reporting.
Accordingly,
we express no
such opinion.

The
management
of the Fund is
responsible
for
establishing
and
maintaining
effective
internal
control over
financial
reporting. In
fulfilling this
responsibility,
estimates and
judgments by
management
are required
to assess the
expected
benefits and
related costs
of controls. A
fund's
internal
control over
financial
reporting is a
process
designed to
provide
reasonable
assurance
regarding the
reliability of
financial
reporting and
the
preparation of
financial
statements
for external
purposes in
accordance
with generally
accepted
accounting
principles. A
fund's internal
control over
financial
reporting
includes
those policies
and
procedures
that (1)
pertain to the
maintenance
of records
that, in
reasonable
detail,
accurately
and fairly
reflect the
transactions
and
dispositions of
the assets of
the fund; (2)
provide
reasonable
assurance
that
transactions
are recorded
as necessary
to permit
preparation of
financial
statements in
accordance
with generally
accepted
accounting
principles,
and that
receipts and
expenditures
of the fund
are being
made only in
accordance
with
authorizations
of
management
of the fund
and trustees
of the trust;
and (3)
provide
reasonable
assurance
regarding
prevention or
timely
detection of
unauthorized
acquisition,
use, or
disposition of
a fund's
assets that
could have a
material effect
on the
financial
statements.

Because of its
inherent
limitations,
internal
control over
financial
reporting may
not prevent or
detect
misstatements
.. Also,
projections of
any evaluation
of
effectiveness
to future
periods are
subject to the
risk that
controls may
become
inadequate
because of
changes in
conditions, or
that the
degree of
compliance
with the
policies or
procedures
may
deteriorate.

A deficiency
in internal
control over
financial
reporting
exists when
the design or
operation of a
control does
not allow
management
or employees,
in the normal
course of
performing
their
assigned
functions, to
prevent or
detect
misstatements
on a timely
basis.  A
material
weakness is
a deficiency,
or a
combination
of
deficiencies,
in internal
control over
financial
reporting,
such that
there is a
reasonable
possibility that
a material
misstatement
of a fund's
annual or
interim
financial
statements
will not be
prevented or
detected on a
timely basis.

Our
consideration
of the Fund's
internal
control over
financial
reporting was
for the limited
purpose
described in
the first
paragraph
and would
not
necessarily
disclose all
deficiencies in
internal
control that
might be
material
weaknesses
under
standards
established
by the Public
Company
Accounting
Oversight
Board (United
States).
However, we
noted no
deficiencies in
the Fund's
internal
control over
financial
reporting and
its operation,
including
controls for
safeguarding
securities that
we consider
to be a
material
weakness, as
defined
above, as of
August 31,
2015.

This report is
intended
solely for the
information
and use of
management
and the
Trustees of
Eaton Vance
Tax-
Advantaged
Dividend
Income Fund
and the
Securities and
Exchange
Commission
and is not
intended to
be and should
not be used
by anyone
other than
these
specified
parties.

/s/ Deloitte &
Touche LLP

Boston,
Massachusett
s
October 23,
2015